AMENDMENT TO SEPARATION AGREEMENT

This AMENDMENT to the Separation Agreement dated April 15, 2008 (the "Agreement") by and between PRWT SERVICES, INC with offices at 1835 Market Street, 8th floor, Philadelphia, PA 19103 ("PRWT"), and FLETCHER H. WILEY, residing at ("Wiley") is made and entered into as of October ___, 2008 (the "Effective Date").

WITNESSETH:

WHEREAS, PRWT and Wiley desire to amend the terms and conditions of the Agreement as set forth in this Amendment and to incorporate this Amendment into the Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3.1 of the Agreement is hereby deleted in its entirety and is amended as follows:

   Section 3.1 Severance Payment

   a. In consideration of Wiley's years of service with PRWT and as part of his retirement package, and in exchange for other good and valuable consideration set forth hereunder, PRWT shall pay to Wiley an aggregate one time severance payment in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Severance Payment"), subject to all applicable deductions and payable to Wiley in one lump sum payment on or before the Retirement Date. Although the payment set forth in this Paragraph 3.1(a) shall be paid in full to Wiley before the Retirement Date, Wiley and PRWT hereby agree that the Severance Payment shall be considered part of Wiley's severance package and benefits and is in exchange for Wiley's other covenants and promises contained in this Agreement. It is hereby acknowledged by the parties that this payment has been received in full by Wiley.

2. All other terms and conditions of the Agreement are hereby reaffirmed and this Amendment is hereby made part of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PRWT SERVICES, INC:

By: /s/ Willie Johnson

Name: Willie F. Johnson

Title: Chairman

Date: 11/6/08

FLETCHER H. WILEY:

/s/ Fletcher H. Wiley

Name: Fletcher H. Wiley

Date: October 16, 2008